UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

130 Commerce Way East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Mark Peabody, Executive Vice President of Astronics Corporation (the “Company”) and President of the Company’s subsidiary, Astronics Advanced Electronic Systems Corp., has determined to monetize a portion of his equity position in the Company’s common stock in a systematic, non-discretionary manner with minimal market impact and in accordance with applicable law and regulations.

Accordingly, pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, Mr. Peabody adopted a written plan on May 21, 2015 relating to future sales of the Company’s common stock. Mr. Peabody’s plan will begin on June 26, 2015 and will continue until June 24, 2016, unless sooner terminated. Under Mr. Peabody’s plan, he will place an order to sell 2,000 shares of the Company’s common stock on the open market and at prevailing market prices, subject to a price floor, beginning June 26, 2015 and on Friday of every other following week through June 24, 2016. In the event that the prevailing market price on a designated order date exceeds a certain price, the number of shares sold will be increased to 5,000 for such date. The maximum number of shares to be sold pursuant to the plan is 20,000 shares of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: May 21, 2015	By:	/s/ David C. Burney
	Name:	David C. Burney
Executive Vice President